Exhibit 15.2

26/F, HKRI Centre One, HKRI Taikoo Hui

288 Shimen Road （No.1）

Shanghai 200041, P. R. China

T: (86-21) 5298-5488

F: (86-21) 5298-5492

February 15, 2022

Q&K International Group Limited

Suite 1607, Building A

No.596 Middle Longhua Road

Xuhui District, Shanghai, 200032

People’s Republic of China

Dear Sir/Madam:

We hereby consent to the references to our firm’s name under the headings “Part I”, “Item 3. Key Information—D. Risk Factors”, “Item 4. Information on the Company—B. Business Overview” and “Item 8. Financial Information—A. Consolidated Statements and Other Financial Information” in Q&K International Group Limited’s annual report on Form 20-F for the fiscal year ended September 30, 2021 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Beijing Head Office Tel: (86-10) 8519-1300 Fax: (86-10) 8519-1350	Shanghai Office Tel: (86-21) 5298-5488 Fax: (86-21) 5298-5492	Shenzhen Office Tel: (86-755) 2587-0765 Fax: (86-755) 2587-0780	Guangzhou Office Tel: (86-20) 2805-9088 Fax: (86-20) 2805-9099	Dalian Office Tel: (86-411) 8250-7578 Fax: (86-411) 8250-7579
Haikou Office Tel: (86-898) 6851-2544 Fax: (86-898) 6851-3514	Tianjin Office Tel: (86-22) 5990-1301 Fax: (86-22) 5990-1302	Qingdao Office Tel: (86-532) 6869-5000 Fax: (86-532) 6869-5010	Chengdu Office Tel: (86-28) 6739-8000 Fax: (86-28) 6739-8001	Hong Kong Office Tel: (852) 2167-0000 Fax: (852) 2167-0050
New York Office Tel: (1-212) 703-8702 Fax: (1-212) 703-8720	Silicon Valley Office Tel: (1-888) 886-8168 Fax: (1-888) 808-2168			www.junhe.com

Very truly yours,

JunHe LLP

/s/ JunHe LLP

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